EXHIBIT NO. 27

                                    CNS, INC.
               COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK


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
                                             Three Months Ended          Nine Months Ended
                                                September 30,               September 30,
                                          -------------------------   -------------------------
                                             1997          1996          1997          1996
                                          -----------   -----------   -----------   -----------
NET INCOME
   Net income                             $ 2,558,472   $ 3,894,417   $ 6,493,438   $10,042,825
                                          ===========   ===========   ===========   ===========

PRIMARY EARNINGS PER SHARE:
   Average number of common and common
   equivalent shares outstanding:
      Average common shares outstanding    19,274,000    19,145,000    19,244,000    18,556,000
      Incentive stock options                 395,000       635,000       461,000       646,000
      Non qualified stock options             232,000       391,000       271,000       402,000
      Warrants                                      0        75,000             0        76,000
                                          -----------   -----------   -----------   -----------
                                           19,901,000    20,246,000    19,976,000    19,680,000
                                          ===========   ===========   ===========   ===========

   Primary earnings per share             $       .13   $       .19   $       .33   $       .51
                                          ===========   ===========   ===========   ===========

FULLY DILUTED EARNINGS PER SHARE
   Average number of common and common
   equivalent shares outstanding:
      Average common shares outstanding    19,274,000    19,145,000    19,244,000    18,556,000
      Incentive stock options                 399,000       635,000       461,000       646,000
      Non qualified stock options             235,000       391,000       271,000       402,000
      Warrants                                      0        75,000             0        76,000
                                          -----------   -----------   -----------   -----------
                                           19,908,000    20,246,000    19,976,000    19,680,000
                                          ===========   ===========   ===========   ===========

   Fully diluted earnings per share       $       .13   $       .19   $       .33   $       .51
                                          ===========   ===========   ===========   ===========



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